UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2011

INOVA TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of	(Commission	(I.R.S.
Incorporation)	File	Employer
	Number)	Identification
No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(Address of principal executive offices)(Zip Code)

800-757-9808
(Registrant's Telephone Number, Including Area Code)

Inova releases 10Q. Revenue up by 32% for the 9 months ending January 2011 compared to the same period last year.

Item 8.01 Other events

Item 9.01 Financial Statements and Exhibits

(b) Exhibits*.

Exhibit No.	Item

99.1	Press Release

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: March 23, 2011	By: /s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer